Exhibit 99.1

U.S. Physical Therapy Introduces Workers Compensation and Disability Initiative Fit2WRK™

HOUSTON--(BUSINESS WIRE)--January 18, 2011--U.S. Physical Therapy, Inc. (NasdaqGS: USPH), a national operator of outpatient physical therapy clinics, announced that it has successfully launched a workers compensation and disability initiative called Fit2WRK. Fit2WRK provides an integrated solution for the management and prevention of injuries in the workplace. Through Fit2WRK, U.S. Physical Therapy has secured a number of network and employer direct agreements. From auto manufacturing to fabrication, chemical processing plants, logistics companies, housing supplies and grocery chains, Fit2WRK is proving to reduce loss time and employer cost from injury as well as to expedite employee return to work. Programs are designed around the higher risk jobs in the workplace involving potential musculoskeletal disorders.

The successful launch of Fit2WRK was accomplished through education and training programs combined with the addition of regional industrial specialists enabling the Company to increase exposure and secure business for the Fit2WRK program. In 2011, U.S. Physical Therapy through Fit2WRK intends to continue to establish national contracts with networks, employers, third party administrators and case managers.

Through its extensive service offering and proprietary solutions for employers, Fit2WRK is proving to be a significant value. Ray Gagne, Vice President-Workers Compensation and Disability, said, “We are pleased with the positive impact we have made this past year with Fit2WRK. From conception to roll out we have taken the time to understand the needs of the user community and are excited about the opportunities.”

Gagne continued, “U.S. Physical Therapy and our affiliates are well situated from both a geographical footprint and clinical experience standpoint to increase our base in the workers compensation and disability market.”

An overview of the Fit2WRK program is available at www.fit2wrk.com

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 392 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteoarthritis, treatment for neurologically related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  revenue and earnings expectations;
  general economic conditions;
  business and regulatory conditions including federal and state regulations;
  changes as the result of government enacted national healthcare reform;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain clinics and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, 713-297-7000
Chief Financial Officer
or
Chris Reading, 713-297-7000
Chief Executive Officer
or
The Ruth Group
Stephanie Carrington, 646-536-7017
or
Amy Glynn, 646-536-7023